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                                                                  EXHIBIT 5(a.1)


                             THE NEEDHAM FUNDS, INC.
                               AMENDMENT NO. 1 TO
                       DISTRIBUTION AND SERVICES AGREEMENT


                  This Amendment No. 1 to Distribution and Services Agreement ("Amendment No. 1") is made as of the ___ day of May, 2002 between The Needham Funds, Inc., a Maryland corporation (the "Company"), and Needham & Company, Inc., a Delaware corporation (the "Distributor").


                              W I T N E S S E T H :


                  WHEREAS, the Company is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a series, open-end management investment company;

                  WHEREAS, the Company and the Distributor entered into an agreement with each other, dated as of August 29, 2001 (the "Original Agreement"), with respect to the continuous offering of shares (the "Shares") of the Company's portfolios, as are listed on Exhibit A thereto, as such Exhibit A may from time to time be amended; and

                  WHEREAS, the Company and the Distributor wish to amend the Original Agreement to provide for the addition of Needham Small Cap Growth Fund to the list of portfolios on Exhibit A for which the Distributor will provide distribution services.

                  NOW, THEREFORE, in connection of the premises and the mutual convenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendment of Exhibit A. Exhibit A to the Original Agreement is hereby amended and restated in its entirety to read in the form attached hereto as Exhibit A.

2.       Miscellaneous.

         (a) Governing Law. This Amendment No. 1 shall be governed by the laws of the State of New York without regard to conflicts of laws principles thereof.

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                                                                  EXHIBIT 5(a.1)

         (b) Successors and Assigns. This Amendment No. 1 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns as permitted in the Original Agreement.

         (c) Counterpart Signatures. This Amendment No. 1 may be executed in counterpart and by facsimile signature, each counterpart being deemed an original, but which when take together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date and year first above written.


                                       THE NEEDHAM FUNDS, INC.



                                       By:  _________________________________
                                            Name:
                                            Title:


                                       NEEDHAM & COMPANY, INC.



                                       By:  ________________________________
                                            Name:
                                            Title:

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                                                                  EXHIBIT 5(a.1)

                                    EXHIBIT A

                         NEEDHAM AGGRESSIVE GROWTH FUND

                          NEEDHAM SMALL CAP GROWTH FUND